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                                                                   Exhibit 10.49


                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (this "AGREEMENT"), dated as of _______________, 200__ (the "EFFECTIVE DATE"), is made by and between Marketing Specialists Corporation, a Delaware corporation (the "COMPANY"), formerly known as Merkert American Corporation, which was formerly known as Monroe, Inc., and Gerald R. Leonard, an individual ("LEONARD") (together, the "PARTIES").

                                    RECITALS

     A. In conjunction with that certain Employment and Noncompetition Agreement dated as of December 18, 1998 by and between the Company and Leonard (the "EMPLOYMENT AGREEMENT"), Leonard executed a Promissory Note in favor of the Company for $1,500,000.00, at 6% interest per annum, with the entire principal amount and accrued interest due and payable on April 8, 2003 (the "NOTE"). Pursuant to the terms of the Note, Leonard purchased 300 shares of common stock of the Company, which stock was pledged to the Company as security, pursuant to the terms of that certain Stock Pledge Agreement (the "PLEDGE AGREEMENT") between the Company and Leonard dated as of April 8, 1998. The Note is a recourse note with regard to $750,000.00 of the principal amount and a non-recourse note with regard to $750,000.00 of the principal amount.

     B. On July 7, 1998 and January 11, 1999, the Company released 60 and 121,817 (after giving effect to the share recapitalization in connection with the Company's IPO) shares of common stock, respectively, from the pledge.

     C. On April 27, 1999, the Employment Agreement was amended to provide, among other things, that the Note would be due and payable on April 8, 2004 and that shares of the common stock of the Company were released from the pledge such that shares having a fair market value of $1,500,000.00 as of January 11, 1999 would remain subject to the pledge.

     D. After giving effect to the releases and share recapitalization, 98,361 shares of common stock of the Company are currently pledged pursuant to the Pledge Agreement (the "PLEDGED SHARES").

     E. It is no longer the practice of the Company to issue its employees promissory notes requiring a pledge of the Company's stock as security. Rather, the Company now achieves the same economic benefits for its employees through the issuance of employee stock options to purchase shares of Company common stock at a stated exercise price.

     F. In order to make the Note, Pledge Agreement, Pledged Shares and related provisions of the Employment Agreement consistent with current Company practice, Leonard wishes to surrender any and all rights and obligations he has or may have under the Note, Pledge Agreement, and Pledged Shares in exchange for the issuance of employee stock options pursuant to which Leonard will have an option to purchase 98,361 shares of the Company's common stock at an aggregate exercise price of $1,500,000.00, or $15.25 per share (the "OPTION").


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     G. Each of the Parties acknowledges that this Agreement is not intended to increase or decrease the economic benefit originally provided to Leonard, but is intended to more accurately achieve such benefit.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                              TERMS OF THE EXCHANGE

     Section 1.1 Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), Leonard shall surrender any and all rights, and terminate any and all obligations, he has or may have under the Note, Pledge Agreement and Pledged Shares, and shall accept the Option in lieu thereof.

     Section 1.2 Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date, and subject to the Company's ability to obtain all necessary and appropriate approvals under the Company's credit facilities and other material agreements, the Company shall surrender any and all rights, and terminate any and all obligations, it has or may have under the Note, Pledge Agreement, and Pledged Shares, and shall grant the Option in lieu thereof.

                                   ARTICLE II.
                                   THE CLOSING

     Section 2.1 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of the Company on the first business day following the date on which all of the conditions hereto, to the extent not waived, are satisfied, or such other time and place as is mutually agreed upon by the Parties. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE."

     Section 2.2 DELIVERIES BY LEONARD. At the Closing, Leonard shall deliver the following to the Company:

     (a) an original executed Pledge Agreement, if in Leonard's possession; and

     (b) the certificates representing the Pledged Shares, together with an executed stock power in favor of the Company.

     Section 2.3 DELIVERIES BY COMPANY. At the Closing, the Company shall deliver the following to Leonard:

     (a) the Option, in substantially the form attached hereto as EXHIBIT A;

     (b) the original executed Note, to be marked cancelled; and


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     (c) an original executed Pledge Agreement, if in the Company's possession.

     Section 2.4 EFFECT OF CLOSING. Upon consummation of the Closing, the Option shall for all purposes replace the Note, Pledge Agreement, Pledged Shares and the provisions of the Employment Agreement relating thereto, which shall be terminated and of no further force or effect.

                                  ARTICLE III.
                                  MISCELLANEOUS

     Section 3.1 AMENDMENT. No amendment of this Agreement will be effective unless in a writing signed by the Parties.

     Section 3.2 COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Either Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party will promptly thereafter deliver an originally executed signature page to the other Party, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality, or enforceability of this Agreement.

     Section 3.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

     Section 3.4 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

     Section 3.5 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties and no other person will have any right, interest, or claim under this Agreement.

     Section 3.6 NOTICES. Unless otherwise provided elsewhere in this Agreement, all notices, waivers, and other communications in connection with this Agreement shall be in writing. Such notices, waivers, and other communications shall be transmitted by hand delivery, by facsimile with written confirmation of such transmittal, by a nationally recognized overnight courier, or by certified or registered United States mail, postage prepaid, return receipt requested to a Party at its address or location set forth below (or to such other address to which such Party has notified the other Party in accordance with this Section to send such notices, waivers, and other communications).


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                  Company:   Marketing Specialists Corporation
                             17855 Dallas Parkway, Suite 200
                             Dallas, TX  75287
                             Attn:  Nancy K. Jagielski, General Counsel
                             Telephone: (972) 687-4205
                             Facsimile: (972) 687-1693

                  Leonard:   Gerald R. Leonard
                             339 Far Reach Road
                             Westwood, MA  02090
                             Telephone:
                             Facsimile:

     Section 3.7 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

     Section 3.8 SUCCESSORS. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives and successors.


     Section 3.9 TAXATION. It is the intent and belief of the Parties that the transactions contemplated hereby shall be accomplished as a tax free restructuring of the obligations of the Parties, and the Parties shall report the transactions in a manner consistent therewith on their respective Federal, State and local income tax returns.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, each Party executed, or caused a duly authorized officer to execute, this Agreement as of the Effective Date.


                                           MARKETING SPECIALISTS CORPORATION



                                           By:______________________________
                                           Name:____________________________
                                           Title:___________________________




                                           _________________________________
                                           Gerald R. Leonard


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

                                    EXHIBIT A


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
                                                                       Exhibit A


                      NON-QUALIFIED STOCK OPTION AGREEMENT

                   UNDER THE MARKETING SPECIALISTS CORPORATION
                      (F/K/A MERKERT AMERICAN CORPORATION)
                      1998 STOCK OPTION AND INCENTIVE PLAN



Name of Optionee:                   Gerald R. Leonard
No. of Option Shares:               98,361
Option Exercise Price per Share:    $15.25

Grant Date:                         [_________________], 2000

Expiration Date:                    [_________________], 2010


     Pursuant to the Marketing Specialists Corporation (f/k/a Merkert American Corporation) 1998 Stock Option and Incentive Plan (the "PLAN") as amended through the date hereof and pursuant to the exchange agreement by and between Marketing Specialists Corporation (the "COMPANY") and Optionee dated as of [ ], 2000 (the "EXCHANGE AGREEMENT"), the Company hereby grants to the Optionee named above an option (the "STOCK OPTION") to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $.01 per share (the "STOCK") of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan and the Exchange Agreement.

1.   MANNER OF EXERCISE.

     (a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Committee (as defined in Section 2 of the Plan) of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made (i) in cash, by certified or bank check or other instrument acceptable to the Committee or (ii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the

Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

     (b) Certificates for the shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

     (c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

     (d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

2. TERMINATION OF EMPLOYMENT. If the Optionee's employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

     (a) TERMINATION DUE TO DEATH. If the Optionee's employment terminates by reason of death, any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee's legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

     (b) TERMINATION DUE TO DISABILITY. If the Optionee's employment terminates by reason of Disability (as defined in the Plan), any Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the 12-month period provided in this Section 3(b) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier.


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

     (c) TERMINATION FOR CAUSE. If the Optionee's employment terminates for Cause (as defined in the Plan), any Option held by the Optionee shall terminate immediately and be of no further force and effect.

     (d) OTHER TERMINATION. If the Optionee's employment terminates for any reason other than death, Disability, or Cause, and unless otherwise determined by the Committee, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

The Committee's determination of the reason for termination of the Optionee's employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

3. INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

4. TRANSFERABILITY. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

5.   MISCELLANEOUS.

     (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

     (b) This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

     (c) Pursuant to Section 15 of the Plan, the Committee may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee's rights under this Agreement without the Optionee's consent.

                           [Signature Page to Follow]


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                                        MARKETING SPECIALISTS CORPORATION




                                        By: ___________________________________
                                        Name: _________________________________
                                        Title: ________________________________


The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated: ________________________         _______________________________________
                                        Optionee's Signature

                                        Social Security No.  [___ __ ___]

                                        Gerald R. Leonard
                                        339 Far Reach Road
                                        Westwood, MA  02090


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